UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2007

(Exact name of Registrant as specified in its charter)

Nevada	0-24806	62-1378182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4080 Jenkins Road Chattanooga, TN	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 13, 2007, U.S. Xpress Enterprises, Inc. (the "Company") entered into a Sixth Amendment to Revolving Credit and Letter of Credit Loan Agreement, dated February 13, 2007 (the "Credit Facility Amendment"), with SunTrust Bank, Bank of America, N.A., LaSalle Bank National Association, Branch Banking and Trust Company, National City Bank, and Regions Financial Corporation, as lenders (the "Lenders"), amending the Company's revolving credit facility. Pursuant to the Credit Facility Amendment, the Lenders corrected an omission made when the Company entered into that certain Third Amendment to Revolving Credit and Letter of Credit Loan Agreement, dated February 28, 2006. The correction makes it clear that the minimum consolidated tangible net worth that the Company is required to maintain shall be reduced by the amount of any allowable stock redemptions.

This description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1
Sixth Amendment to Revolving Credit and Letter of Credit Loan Agreement, dated February 13, 2007, by and between the Company, SunTrust Bank, Bank of America, N.A., LaSalle Bank National Association, Branch Banking and Trust Company, National City Bank, and Regions Financial Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. XPRESS ENTERPRISES, INC.
Date: February 14, 2007	BY:	/s/ Ray M. Harlin
Ray M. Harlin Chief Financial Officer